RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.
                              170 OLD COUNTRY ROAD
                             MINEOLA, NEW YORK 11501
                               Tel. (516) 663-6600




                                                   February 6, 1998




Securities and Exchange Commission
OFIS Filer Support
6432 General Green Way
Alexandria, VA 22312-2413

                  Re:      PMCC Financial Corp. (the "Company")

Gentlemen:

     On behalf of the Company, enclosed please find a copy of the Company's Form 8-A, which is being filed today, February 6, 1998, with the Securities and Exchange Commission in connection with the Company's Registration Statement, #333-38783.


                                                   Very truly yours,


                                                  /s/Norman M. Friedland
                                                  ------------------------
                                                  Norman M. Friedland
                                                  For the Firm



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